Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

HENRY SCHEIN, INC.

(as amended through August 7, 2017)

ARTICLE I.

OFFICES

A registered office shall be established and maintained in the State of Delaware as required by law. The Corporation may have an office or offices, either within or without the State of Delaware, at such other place or places as the Board of Directors may from time to time determine or as the business of the Corporation may from time to time require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.    Annual Meetings.    Annual meetings of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors from time to time by resolution shall determine.

Section 2.    Voting.    Except as otherwise required by the Corporation’s Restated Certificate of Incorporation, each stockholder entitled to vote at a meeting shall be entitled to one vote for each share of stock held by such stockholder. A stockholder may vote in person or by proxy; provided, however, that no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. Directors shall be elected in accordance with Article III Section 1. of these By-Laws. All other action shall be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, except as otherwise provided by law or by the Corporation’s Restated Certificate of Incorporation.

Section 3.    List of Stockholders.    A complete list of the stockholders entitled to vote at each meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 4.    Quorum.    Except as otherwise required by law, by the Corporation’s Restated Certificate of Incorporation or by these By-Laws, a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. Except as otherwise required by law, in case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than an announcement of the time and place of the adjourned meeting at the meeting at which an adjournment is taken, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting; provided, however, that only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 5.    Special Meetings.    Except as otherwise required by the Corporation’s Restated Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, or by resolution of the Board of Directors, and shall be held at such place, either within or without the State of Delaware, and at such time and date, as set forth in the notice of such meeting.

Section 6.    Notice of Meetings; Waivers.    Written notice, stating the place, date and time of any meeting of stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be given to each stockholder entitled to vote thereat, not less than then (10) nor more than sixty (60) days before the date of the meeting. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

Whenever any notice whatsoever is required to be given under the provisions of any law, or pursuant to the Corporation’s Restated Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice.

Section 7.    Action Without Meeting.    Unless otherwise provided by the Corporation’s Restated Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders required by law to approve such action.

Section 8.    Organization.    The Chairman of the Board of Directors shall preside at all meetings of stockholders. In the absence of, or in case of a vacancy in the office of, the Chairman of the Board of Directors, the President, or in his or her absence, such officer as the Board of Directors shall from time to time determine, shall preside. The Secretary of the Company shall act as secretary at all meetings of the stockholders and in the Secretary’s absence, the presiding officer may appoint a secretary.

Section 9.    Stockholders Record Date.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or at any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may by resolution fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III.

DIRECTORS

Section 1.    Number and Term.    The business and affairs of the Corporation shall be managed by its Board of Directors. Subject to the provisions of the Corporation’s Restated Certificate of Incorporation, the number of directors constituting the Board of Directors shall be determined from time to time by resolution of the Board of Directors. Except as provided in Section 3 of this Article, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee for director is not elected and the nominee is an incumbent director, that director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation.

If a director’s resignation is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 3 of this Article or may decrease the size of the Board of Directors pursuant to the provisions of this Section and the Corporation’s Restated Certificate of Incorporation.

Subject to the provisions of the Corporation’s Restated Certificate of Incorporation, the directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and qualified. Directors need not be stockholders of the Corporation.

Section 2.    Resignations.    Any director may resign at any time by delivering his or her written resignation which shall specify whether it will be effective at a particular time, upon receipt by the President or the Secretary of the Corporation or at the pleasure of the Board of Directors, and if no time be specified at the time of its receipt by the President or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.    Vacancies.    Newly created directorships resulting from any increase in the number of directors and any other vacancies on the Board of Directors, whether resulting from death, disability, resignation, disqualification, removal or any other circumstances, shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until such director’s successor shall have been elected and qualified. Without limiting the generality of the foregoing, a vacancy shall also be deemed to exist if the stockholders fail at any annual meeting of the stockholders at which any director or directors are required to be elected, to elect the full authorized number of directors to be voted for at that meeting.

Section 4.    Removal.    Except as hereinafter provided, any director or directors may be removed with or without cause at any time by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote on the matter and the vacancies thus created may be filled, at the meeting held for the purpose of removal or by the consent effecting such removal, by the affirmative vote of the holders of at least 66-2/3% of the voting power of the shares entitled to vote on such matter.

If the holders of any class or series are entitled to elect one or more directors pursuant to the provisions of the Corporation’s Restated Certificate of Incorporation, the provisions of the foregoing paragraph shall apply, in respect of the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

Section 5.    Powers.    The Board of Directors shall exercise all of the powers of the Corporation except such as are by law or by the Corporation’s Restated Certificate of Incorporation or by these By-Laws conferred upon or reserved to the stockholders.

Section 6.    Committees.    The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint any member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors designating such committee, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have any power or authority in reference to amending the Corporation’s Restated Certificate of Incorporation, (except to the extent provided by law), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-Laws.

Section 7.    Meetings.    Regular meetings of the Board shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given.

Special meetings of the Board shall be held whenever called by the Chairman of the Board or by the Secretary on the written request of any director. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or telecopy or be given personally or by telephone, not later than the day before the meeting is to be held. Every such notice shall state the time and place but need not state the purpose of the meeting. A written waiver, signed by the director, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the directors need be specified in any written waiver of notice.

Unless otherwise restricted by the Corporation’s Restated Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 8.    Quorum and Voting.    Except as otherwise provided in these By-Laws, a majority of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting at which an adjournment is taken. Except as otherwise required by law, by the Corporation’s Restated Certificate of Incorporation or by these By-Laws, any action required to be taken by the Board shall be authorized by a vote of a majority of the directors present at any meeting at which a quorum is present.

Section 9.    Action Without Meeting.    Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 10.    Compensation of Directors.    Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of the committees of the Board, or both, as the Board shall from time to time by resolution determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Noting contained in this Section shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV.

OFFICERS

Section 1.    Officers.    The officers of the Corporation shall include the President, the Secretary, and the Treasurer and such other officers, including a Chairman, one or more Vice Presidents and Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time deem necessary, each of whom shall have such duties, powers and functions as provided in these By-laws and as may be determined from time to time by resolution of the Board of Directors. More than one office may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in one or more capacities if such instrument is required by law, the Corporation’s Restated Certificate of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers. Each of the officers shall, when requested, consult with and advise the other officers of the Corporation. None of the officers of the Corporation need be directors.

Section 2.    Election and Term of Office.    Each officer shall be elected by the Board of Directors to hold office until the next annual meeting of the Board of Directors and until his or her successor shall be elected and qualified, or until such earlier date as shall be prescribed by the Board of Directors at the time of his or her election or until an earlier resignation or removal from office. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by vote of a majority of the Board of Directors.

Section 3.    Resignations.    Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board of Directors of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

Section 4.    Vacancies.    In the event of the resignation, removal or other displacement from office of an officer elected by the Board of Directors, the Board, in its sole discretion, may elect a successor to fill the unexpired term.

Section 5.    Chairman.    The Chairman, if one be elected, shall preside at all meetings of the Board of Directors when present, and preside as Chairman at all meetings of the stockholders. The Chairman shall, in the absence or incapacity of the President, perform all duties and functions and exercise all the powers of the President. The Chairman shall also have such other powers and perform such other duties required by law or by these By-Laws or as the Board of Directors may from time to time determine.

Section 6.    President.    The President shall have general direction over the day-to-day business of the Corporation, subject to the control and direction of the Board of Directors. In the absence of the Chairman, the President shall preside at all meetings of the Board of Directors and of the stockholders. The President shall, in the absence or incapacity of the Chairman, perform all duties and functions and exercise all the powers of the Chairman. The President shall also have such other powers and perform such other duties required by law or by these By-Laws or as the Board of Directors may from time to time determine.

Section 7.    Other Officers.    Each of the Corporation’s other officers shall have such powers and perform such duties pertaining to his or her office as from time to time may be assigned to him or her by the Board of Directors or be delegated to him or her by the Chairman or by the President or as may be required by law, by these By-Laws or by the Corporation’s Restated Certificate of Incorporation.

Section 8.    Designated Officers.    Either the Chairman or the President, or both, as the Board of Directors may designate, shall be the Chief Executive Officer of the Corporation. The officer so designated shall have, in addition to the powers and duties applicable to his or her office set forth in this Article IV, general and active supervision and direction over the business and affairs of the Corporation and over its several officers, agents and employees, subject, however, to the control of the Board of Directors. The Chief Executive Officer shall also have such other powers and duties incident to the designated position of Chief Executive Officer as the Board of Directors may from time to time by resolution determine. Any reference to the Chief Executive Officer in these By-Laws shall be deemed to mean, if there is a Co-Chief Executive Officer, either Co-Chief Executive Officer, each of whom may exercise the full powers and authorities of the designated position of Chief Executive Officer.

The Board of Directors may from time to time designate officers to serve as Chief Financial Officer, Chief Accounting Officer and other such designated positions and to fulfill the responsibilities of such designated positions in addition to the powers and duties applicable to his or her office as set forth in this Article IV. Such designated officers shall also have such other powers and duties incident to his or her designated position as the Board of Directors may from time to time by resolution determine.

ARTICLE V.

MISCELLANEOUS

Section 1.    Certificate of Stock.    The certificates of shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman or Vice Chairman of the Board of Directors, if they be elected, or by the President or Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Each certificate of stock shall certify the number of shares owned by the stockholder in the Corporation.

A facsimile of the seal of the Corporation and of the signatures of the officers named in this Section may be used in connection with the certificates of shares of stock of the Corporation. In the event any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if such person was an officer at the date of issue.

Section 2.    Lost Certificates.    A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

Section 3.    Transfer of Shares.    The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 4.    Dividends. Subject to the provisions of the Corporation’s Restated Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the shares of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

Section 5.    Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words ‘CORPORATE SEAL DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.    Fiscal Year.    The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.    Checks.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 8.    Transfer Agents and Registrars.    The Board by resolution may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VI.

AMENDMENTS

These By-Laws may be amended or repealed and any By-Laws may be adopted at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed amendment or repeal, or By-Law or By-Laws to be adopted, be contained in that notice of such special meeting, by the affirmative vote of holders of two-thirds of the shares of the stock issued and outstanding and entitled to vote thereat (unless a greater percentage is provided herein), or at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed amendment or repeal, or By-Law or By-Laws to be adopted, be contained in the notice of such special meeting, by the affirmative vote of two-thirds of the Board of Directors.

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